Exhibit 10

Amendment to the Employment Agreement between Verizon and Charles R. Lee

Effective July 1, 2002, Mr. Lee's Employment Agreement was amended to provide him with access to an apartment in New York City, on a shared basis from time to time with other Verizon executives, for one year following his retirement and use of a car and driver during his Consulting Term. Both the apartment and the car and driver are subject to imputation of income for personal or non-Verizon related business use. All other terms of the agreement remain the same.